Exhibit 10.1

FORM OF

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”), effective as of this ____ day of ______, 2006, by and between XOMA (US) LLC (“XOMA” or the “Company”), a Delaware limited liability company with its principal office at 2910 Seventh Street, Berkeley, California, and ________________________ (“Employee”), an individual residing at _____________________________________________.

WHEREAS, the Company wishes to enter into this Agreement to assure the Company of the continued services of Employee; and

WHEREAS, Employee is willing to enter into this Agreement and to continue to serve in the employ of the Company upon the terms and conditions hereinafter provided;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.  Employment. The Company agrees to continue to employ Employee, and Employee agrees to continue to be employed by the Company, for the period referred to in Section 3 hereof and upon the other terms and conditions herein provided.

2.  Position and Responsibilities. The Company agrees to employ Employee in the position of _____________________________, and Employee agrees to serve as _______________________________________, for the term and on the conditions hereinafter set forth. Employee agrees to perform such services not inconsistent with her/his position as shall from time to time be assigned to her/him by the Chairman of the Board, President and Chief Executive Officer of the Company (the “Chairman”).

3.  Term and Duties.

(a)  Term of Employment. This Agreement shall become effective and the term of employment pursuant to this Agreement shall commence on __________, 2006 and will continue until _____________________, ____, and will be automatically extended (without further action by the parties) for one year thereafter and again on each subsequent anniversary thereof unless terminated by mutual written consent of Employee and the Company more than 90 days prior to the next scheduled expiration date or unless Employee’s employment is terminated by the Company or he/she resigns from the Company’s employ as described herein.

(b)  Duties. During the period of her/his employment hereunder Employee shall serve the Company as its _______________________________________, and except for illnesses, vacation periods and reasonable leaves of absence, Employee shall devote all of her/his business time, attention, skill and efforts to the faithful performance of her/his duties hereunder. So long as Employee is ________________________________ of the Company, he/she will discharge all duties incidental to such office and such further duties as may be reasonably assigned to her/him from time to time by the Chairman.

4.  Compensation and Reimbursement of Expenses.

(a)  Compensation. For all services rendered by Employee as _____________________________________ during her/his employment under this Agreement, the Company shall pay Employee as compensation a base salary at a rate of not less than $________ per annum. All taxes and governmentally required withholding shall be deducted in conformity with applicable laws.

(b)  Reimbursement of Expenses. The Company shall pay or reimburse Employee for all reasonable travel and other expenses incurred by Employee in performing her/his obligations under this Agreement in a manner consistent with past Company practice. The Company further agrees to furnish Employee with such assistance and accommodations as shall be suitable to the character of Employee’s position with the Company, adequate for the performance of her/his duties and consistent with past Company practice.

5.  Participation in Benefit Plans. The payments provided in Section 4 hereof are in addition to benefits Employee is entitled to under any group hospitalization, health, dental care, disability insurance, surety bond, death benefit plan, travel and/or accident insurance, other allowance and/or executive compensation plan, including, without limitation, any senior staff incentive plan, capital accumulation and termination pay programs, restricted or non-restricted share purchase plan, share option plan, retirement income or pension plan or other present or future group employee benefit plan or program of the Company for which key executives are or shall become eligible, and Employee shall be eligible to receive during the period of her/his employment under this Agreement, and during any subsequent period(s) for which he/she shall be entitled to receive payment from the Company under paragraph 6(b) below, all benefits and emoluments for which key executives are eligible under every such plan or program to the extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof.

6.  Payments to Employee Upon Termination of Employment.

(a)  Termination. Upon the occurrence of an event of termination (as hereinafter defined) during the period of Employee’s employment under this Agreement, the provisions of this paragraph 6(a) and paragraph 6(b) shall apply. As used in this Agreement, an “event of termination” shall mean and include any one or more of the following:

(i)  The termination by the Company of Employee’s employment hereunder for any reason other than pursuant to paragraph 6(c); or

(ii)  Employee’s resignation from the Company’s employ for Good Reason, upon not less than thirty (30) days’ prior written notice.  “Good Reason” means, without the Employee's written consent, (A) the material diminution of any material duties or responsibilities of the Employee without the same being corrected within ten (10) days after being given written notice thereof; (B) a material reduction in the Employee's base salary; or (C) the Company giving written notice of its intention not to extend the term of this Agreement as provided in paragraph 3(a).

(b)  Severance Pay and Other Benefits. The following provisions of this Section 6(b) shall apply upon the occurrence of an event of termination under paragraph 6(a).

(i)  Cash Severance Pay. Upon the occurrence of an event of termination under paragraph 6(a), the Company shall, subject to the provisions of Section 7 below, pay Employee, or in the event of her/his subsequent death, her/his beneficiary or beneficiaries of her/his estate, as the case may be, as severance pay or liquidated damages, or both, (A) a severance payment in an amount equal to ____ times the Employee’s annual base salary as in effect immediately prior to the termination, and (B) a severance payment equal to the sum of (1) ____ times the Employee’s annual target bonus as in effect for the fiscal year in which the termination occurs, and (2) an amount equal to a pro-rated portion of the Employee’s annual target bonus as in effect for the fiscal year in which the termination occurs calculated by multiplying the annual target bonus by a fraction, the numerator of which shall be the number of calendar months (including a portion of any such month) that the Employee was employed with the Company prior to the occurrence of the termination during such fiscal year, and the denominator of which shall be 12. Such severance payments shall be in lieu of any other severance payment to which the Employee shall be entitled as a result of such termination pursuant to this Agreement, any other employment agreement with or offer letter from the Company or any of its affiliates or the Company’s or any of its affiliate’s then existing severance plans and policies, except in those circumstances where the provisions of the Change of Control Severance Agreement, effective as of _______, 2006, between Employee and XOMA Ltd., by such agreement’s express terms, apply, in which case the provisions of such agreement providing for severance payment(s) to Employee as a result of such termination shall apply in lieu of the provisions of this Agreement relating thereto. The severance payment described in Section 6(b)(i)(A) shall be paid in monthly installments over ______ months (the “Severance Payment Period”), beginning within thirty (30) days of the termination, provided, however, if the Employee is employed with another employer at any time within ______ months following the termination, then, to the extent permitted under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the final rules and regulations promulgated thereunder, any remaining unpaid installment payments shall be paid in a lump sum within 30 days of the receipt by the Company of written notice and confirmation of such new employment. The severance payment described in Section 6(b)(i)(B) shall be paid in a lump sum within thirty (30) days of the termination.

(ii)  Group Health Coverage and Certain Other Benefits. In addition, during a period of ______ months following an event of termination under paragraph 6(a), (A) the Company shall pay for the full cost of the coverage (plus an additional amount to pay for the taxes on such payments, if any, plus any taxes on such additional amount) of the Employee and Employee’s spouse and eligible dependents under any group health plans of the Company on the date of such termi-

nation of employment at the same level of health (i.e., medical, vision and dental) coverage and benefits as in effect for the Employee or such covered dependents on the date immediately preceding the date of the Employee’s termination; provided, however, that (1) the Employee and Employee’s spouse and eligible dependents each constitutes a qualified beneficiary, as defined in Section 4980B(g)(1) of the Code; and (2) the Employee elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA; and (B) if Employee is, at the time of such termination, an eligible participant in the Company’s mortgage differential program, the Company shall continue to make mortgage assistance payments to Employee pursuant to such program as in effect at the time of such termination. Notwithstanding the foregoing, the payments by the Company for such group health coverage and/or mortgage assistance, as applicable, shall cease prior to the expiration of the ______ month period in this Section 6(b)(ii) upon the employment of the Employment by another employer. Furthermore, if, at the time of the termination of Employee’s employment under paragraph 6(a), Employee is the obligor of a “forgivable” loan (i.e., a loan which by its terms is to be considered forgiven by the Company and paid by the obligor in circumstances other than actual repayment) from the Company, then, notwithstanding any provisions of such loan to the contrary, such loan shall remain outstanding, and the forgiveness thereof shall continue, for a period of ______ months following such termination in accordance with the terms of such loan in effect at the time of such termination; provided, however, that at the end of such period of ______ months, the outstanding balance of such loan shall be immediately due and payable, together with any accrued and unpaid interest thereon.

(iii)  Section 409A of the Code. Notwithstanding the foregoing clauses (i) and (ii), to the extent any of the severance payments, mortgage assistance payments or loan forgiveness referred to therein, or any taxes payable on the health benefits referred to therein, would be deemed made in connection with a “separation from service” within the meaning of the term in Section 409A(a)(2)(A)(i) of the Code to a “specified employee” within the meaning of the term in Section 409A(a)(2)(B(i) of the Code, and not exempt from the requirements of Section 409A of the Code, then such payments or forgiveness, as the case may be, shall be postponed until six (6) months following the Employee’s termination from employment as required by Section 409A of the Code, provided, however, if prior to the expiration of such six-month period, the Employee dies or becomes “disabled” within the meaning of the term in Section 409A(a)(2)(c) of the Code, or suffers an “unforeseeable emergency” within the meaning of the term in Section 409A(a)(2)(B)(ii), or there has occurred a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meaning of such phrases in Section 409A(a)(2)(A)(v) of the Code, then such payments or forgiveness, as the case may be, shall commence prior to expiration of the six month period according to the original payment schedule for such payments to the extent permitted by Section 409A of the Code. Thus, for example, if the provision in the preceding sentence applies, the first six (6) monthly installments of the severance payments provided for in clause (i) above shall be paid immediately following the six (6) month period in a lump sum and the seventh (7th) through ______ installments shall be paid according to their original schedule provided that the Employee does not die, become “disabled,” or suffer an “unforeseeable emergency,” and there has not occurred a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company during such six-month period.

(iv)  Outplacement Program. Upon the occurrence of an event of termination under paragraph 6(a), the Employee will immediately become entitled to participate in a ______ month executive outplacement program provided by an executive outplacement service, at the Company’s expense not to exceed ______.

(v)  Release of Claims. As a condition of entering into this Agreement and receiving the severance benefits under this Section 6(b), the Employee agrees to execute and not revoke a release of claims agreement substantially in the form attached hereto as Exhibit A upon the termination of the Employee’s employment with the Company. Such release shall not, however, apply to the rights and claims of the Employee under this Agreement, any indemnification agreement between the Employee and XOMA Ltd. (or its successor or acquirer), the bye-laws of XOMA Ltd. (or its successor or acquirer), the share award agreements between the Employee and XOMA Ltd. (or its successor or acquirer), or any employee benefit plan of which the Employee is a participant and under which all benefits due under such plan have not yet been paid or provided.

(c)  Other Termination of Employment. Notwithstanding paragraphs 6(a) and (b) or any other provision of this Agreement to the contrary, if on or after the date of this Agreement and prior to the end of the term hereof:

(i)   Employee has been convicted of any crime or offense constituting a felony under applicable law, including, without limitation, any act of dishonesty such as embezzlement, theft or larceny;

(ii)  Employee shall act or refrain from acting in respect of any of the duties and responsibilities which have been assigned to her/him in accordance with this Agreement and shall fail to desist from such action or inaction within thirty (30) days after Employee’s receipt of notice from the Company of such action or inaction and the Board of Directors determines that such action or inaction constituted gross negligence or a willful act of malfeasance or misfeasance of Employee in respect of such duties; or

(iii)  Employee shall breach any material term of this Agreement and shall fail to correct such breach within thirty (30) days after Employee’s receipt of notice from the Company of such breach (provided such breach can be cured);

then, and in each such case, the Company shall have the right to give notice of termination of Employee’s services hereunder (or pay Employee in lieu of notice) as of a date

(not earlier than fourteen (14) days from such notice) to be specified in such notice and this Agreement (other than the provisions of Section 7 hereof) shall terminate on such date.

7.  Post-Termination Obligations. All payments and benefits to Employee under this Agreement shall be subject to Employee’s compliance with the following provisions during the term of her/his employment and for the Severance Payment Period:

(a)  Confidential Information and Competitive Conduct. Employee shall not, to the detriment of the Company, disclose or reveal to any unauthorized person any trade secret or other confidential information relating to the Company or its affiliates or to any businesses operated by them, and Employee confirms that such information constitutes the exclusive property of the Company. Employee shall not otherwise act or conduct her/himself to the material detriment of the Company or its affiliates, or in a manner which is inimical or contrary to the interests thereof, and, for a period of twelve (12) months following an event of termination under paragraph 6(a), shall not, directly or indirectly, engage in or render any service (whether to a person, firm or business) in direct competition with the Company; provided, however, that Employee’s ownership of less than five percent (5%) of the outstanding stock of a corporation shall not be itself be deemed to constitute such competition. Employee recognizes that the possible restrictions on her/his activities which may occur as a result of her/his performance of her/his obligations under this paragraph 7(a) are required for the reasonable protection of the Company and its investments. For purposes hereof, “in direct competition” means engaged in the research, development and/or production of biological materials intended for use as therapeutic, prophylactic or diagnostic products in one or more of the same indications, and that utilize one or more of the same scientific bases (e.g., in the case of a therapeutic antibody, targets the same signal initiating pathway), as a product or product candidate the research, development and/or production of which is an active part of the Company’s business plan at the time of Employee’s termination.

(b)  Non-Disparagement. The Employee and the Company agree to refrain from any defamation, libel or slander of the other and its respective officers, directors, employees, representatives, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns or tortious interference with the contracts and relationships of the other and its respective officers, directors, employees, representatives, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns.

(c)  Failure of Employee to Comply. If, for any reason other than death or disability, Employee shall, without written consent of the Company, fail to comply with the provisions of paragraphs 7(a) or 7(b) above, her/his rights to any future payments or other benefits hereunder shall terminate, and the Company’s obligations to make such payments and provide such benefits shall cease.

(d)  Remedies. Employee agrees that monetary damages would not be adequate compensation for any loss incurred by the Company by reason of a breach of the provisions of this Section 7 and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

8.  Effect of Prior Agreements. This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreements between the Company and Employee, but shall not supersede the Change of Control Severance Agreement referred to above, any indemnification agreement between the Employee and XOMA Ltd. (or its successor or acquirer), the share award agreements between the Employee and XOMA Ltd. (or its successor or acquirer), or any employee benefit plan of which the Employee is a participant and under which all benefits due under such plan have not yet been paid or provided.

9.  General Provisions.

(a)  Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, Employee and the Company and their respective permitted successors and assigns.

(b)  Legal Expenses. In the event that Employee incurs legal expenses in contesting any provision of this Agreement and such contest results in a determination that the Company has breached any of its obligations hereunder, Employee shall be reimbursed by the Company for such legal expenses.

(c)  Compliance with Section 409A of the Code. Any payments under this Agreement which would be subject to Section 409A of the Code shall be administered in compliance with the requirements of Section 409A of the Code.

10.  Successors and Assigns.

(a)  Assignment by the Company. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and, unless clearly inapplicable, reference herein to the Company shall be deemed to include its successors and assigns.

(b)  Assignment by Employee. Employee may not assign this Agreement in whole or in part.

11.  Modification and Waiver.

(a)  Amendment of Agreement. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

(b)  Waiver. No term or condition of this Agreement shall be deemed to have been waived except by written instrument of the party charged with such waiver. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived.

12.  Severability. In the event any provision of this Agreement or any part hereof is held invalid, such invalidity shall not affect any remaining part of such provision or any other provision. If any court construes any provision of this Agreement to be illegal, void or unenforceable because of the duration or the area or matter covered thereby, such court shall reduce the duration, area or matter of such provision, and, in its reduced form, such provision shall then be enforceable and shall be enforced.

13.  Governing Law. This Agreement has been executed and delivered in the State of California, and its validity interpretation, performance, and enforcement shall be governed by the laws of said State.

IN WITNESS WHEREOF, XOMA has caused this Agreement to be executed by its duly authorized officer, and Employee has signed this Agreement, all as of the day and year first above written.

XOMA (US) LLC /s/ John L. Castello By: John L. Castello Chairman of the Board, President and Chief Executive Officer _______________________________ Employee

EXHIBIT A

FORM RELEASE OF CLAIMS AGREEMENT

This Release of Claims Agreement (this “Agreement”) is made and entered into by and between XOMA (US) LLC (the “Company”) and ________ (the “Employee”).

WHEREAS, the Employee was employed by the Company; and

WHEREAS, the Company and the Employee have entered into an employment agreement effective as of ________, 2006 (the “Employment Agreement”).

NOW THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee (collectively referred to as the “Parties”) desiring to be legally bound do hereby agree as follows:

1.  Termination. The Employee’s employment with the Company terminated on ___________, 20__.

2.  Consideration. Subject to and in consideration of the Employee’s release of claims as provided herein, the Company has agreed to pay the Employee certain benefits and the Employee has agreed to provide certain benefits to the Company, both as set forth in the Employment Agreement.

3.  Release of Claims. The Employee agrees that the foregoing consideration represents settlement in full of all currently outstanding obligations owed to the Employee by the Company. The Employee, on the Employee’s own behalf and the Employee’s respective heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns, from, and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date (as defined below) of this Agreement including, without limitation:

(a)  any and all claims relating to or arising from the Employee’s employment relationship with the Company and the termination of that relationship;

(b)  any and all claims relating to, or arising from, the Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law and securities fraud under any state or federal law;

(c)  any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, breach of contract (both express and implied), breach of a covenant of good faith and fair dealing (both express and implied), promissory estoppel, negli-

gent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment and conversion;

(d)  any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, and Labor Code Section 201, et seq. and Section 970, et seq. and all amendments to each such Act as well as the regulations issued thereunder;

(e)  any and all claims for violation of the federal or any state constitution;

(f)  any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

(g)  any and all claims for attorneys’ fees and costs.

The Employee agrees that the release set forth in this Section 4 shall be and remain in effect in all respects as a complete general release as to the matters released. Notwithstanding the foregoing, this release does not extend to any obligations now or subsequently incurred under this Agreement, the Employment Agreement, the Indemnification Agreement between the Employee and the Company (or its successor or acquirer), the outstanding stock award agreements between the Employee and the Company (or its successor or acquirer), or any employee benefit plan of which the Employee is a participant and under which all benefits due under such plan have not yet been paid or provided.

4.  Acknowledgment of Waiver of Claims under ADEA. The Employee acknowledges that the Employee is waiving and releasing any rights the Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. The Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. The Employee acknowledges that the consideration given for this waiver and release agreement is in addition to anything of value to which the Employee was already entitled. The Employee further acknowledges that the Employee has been advised by this writing that (a) the Employee should consult with an attorney prior to executing this Agreement; (b) the Employee has at least twenty-one (21) days within which to consider this Agreement; (c) the Employee has seven (7) days following the execution of this Agreement by the Parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired. Any revocation should be in writing and delivered to the Company by the close of business on the seventh (7th) day from the date that the Employee signs this Agreement.

5.  Civil Code Section 1542. The Employee represents that the Employee is not aware of any claims against the Company other than the claims that are released by this Agreement. The Employee acknowledges that the Employee has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HER OR HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HER OR HIM MUST HAVE MATERIALLY AFFECTED HER OR HIS SETTLEMENT WITH THE DEBTOR.

The Employee, being aware of said code section, agrees to expressly waive any rights the Employee may have thereunder, as well as under any other statute or common law principles of similar effect.

6.  No Pending or Future Lawsuits. The Employee represents that the Employee has no lawsuits, claims or actions pending in the Employee’s name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. The Employee also represents that the Employee does not intend to bring any claims on the Employee’s own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein except, if necessary, with respect to the agreements listed in the last sentence of Section 4 of this Agreement.

7.  Confidentiality. The Employee agrees to use the Employee’s best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Release Information”). The Employee agrees to take every reasonable precaution to prevent disclosure of any Release Information to third parties and agrees that there will be no publicity, directly or indirectly, concerning any Release Information. The Employee agrees to take every precaution to disclose Release Information only to those attorneys, accountants, governmental entities and family members who have a reasonable need to know of such Release Information.

8.  No Adverse Cooperation. The Employee agrees the Employee will not act in any manner that might damage the business of the Company. The Employee agrees that the Employee will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless compelled under a subpoena or other court order to do so.

9.  Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

10.  Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. The Employee represents and warrants that the

Employee has the capacity to act on the Employee’s own behalf and on behalf of all who might claim through the Employee to bind them to the terms and conditions of this Agreement.

11.  No Representations. The Employee represents that the Employee has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

12.  Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

13.  Entire Agreement. This Agreement and the Employment Agreement and the agreements and plans referenced therein represent the entire agreement and understanding between the Company and the Employee concerning the Employee’s separation from the Company, and supersede and replace any and all prior agreements and understandings concerning the Employee’s relationship with the Company and the Employee’s compensation by the Company. This Agreement may only be amended in writing signed by the Employee and an executive officer of the Company.

14.  Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

15.  Effective Date. This Agreement is effective eight (8) days after it has been signed by the Parties (the “Effective Date”) unless it is revoked by the Employee within seven (7) days of the execution of this Agreement by the Employee.

16.  Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

17.  Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a)  they have read this Agreement;

(b)  they have been represented in the preparation, negotiation and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c)  they understand the terms and consequences of this Agreement and of the releases it contains; and

(d)  they are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

XOMA (US) LLC

By: ___________________________________

Title: _________________________________

Date: _________________________________

EMPLOYEE

______________________________________
Name

Date: _________________________________

Terms of Individual Executive Officer Employment Agreements
(to be read in conjuntion with Form of Employment Agreement)

Name	Title	Current Salary	Paragraph 6(b)(i)		Paragraph 6(b)(ii)	Paragraph 6(b)(iv)
John L. Castello	Chairman of the Board, President and Chief Executive Officer	$500,000	1.5	18 months	18 months	12 months	$15,000
Patrick J. Scannon, MD, PhD	Chief Biotechnology Officer	$360,000.75		9 months	9 months	6 months	$8,000
Christopher J. Margolin	Vice President, General Counsel and Secretary	$300,000.75		9 months	9 months	6 months	$8,000
J. David Boyle II	Vice President, Finance and Chief Financial Officer	$260,000.75		9 months	9 months	6 months	$8,000